                                                                   Exhibit 10.35

                 THE KAISER ALUMINUM & CHEMICAL CORPORATION
                                 RETENTION PLAN

         I.   Purpose

         The purpose of the Plan is to establish a retention program for designated key employees of the Company. The Plan provides incentives, contingent upon continued employment, to certain key salaried employees who are expected to make substantial contributions to provide stability and continuity of operations. The Plan has been approved by the Boards of Directors of the
Company and the Corporation.

         II.  Definitions

         "Award" means a retention award as determined by the Committee, to be granted to a Participant, based upon that Participant's continued employment with the Company.

         "Board" means the Board of Directors of the Company.

         "Cause" means (1) the Participant's gross misconduct or fraud in the performance of his employment, or (2) the Participant's conviction or guilty plea with respect to any felony (except for motor vehicle violations).

         "Committee" means the Executive Committee of the Board. The Committee may delegate any of its powers, duties and responsibilities and any of its discretionary authorities under the Plan to any Officer.

         "Company" means Kaiser Aluminum & Chemical Corporation.

         "Corporation" means Kaiser Aluminum Corporation.

         "Designated Beneficiary" means the beneficiary or beneficiaries designated in accordance with Article XI hereof to receive the amount, if any, payable under the Plan upon the Participant's death.

         "Disability" or "Disabled" means, except as otherwise defined in an existing employment agreement, permanent and total disability under the
Company's long term disability plan, as determined by the Committee.

         "Good Reason" means, without the Participant's written consent, a reduction in his base compensation, or eligibility for participation in the
Company's benefit plans, that is not commensurate with a similar reduction among similarly situated employees or executives at the Participant's salary grade level.

         "Officer" means an officer of the Company.

         "Participant" means any key employee of the Company designated by the
Board, the Committee or an Officer to participate in the Plan.

         "Payment Date" means the date or series of dates on which an Award or portion of an Award is payable, as provided in Section VI.

         "Plan" means Kaiser Aluminum & Chemical Corporation Retention Plan.

         "Retention Agreement" means an agreement entered into between the
Company and a Participant providing for participation in the Plan.

         "Vesting Date" means the date or dates on which Participant becomes vested in all or a portion of his or her Award.

         III. Eligibility

         Participants in the Plan will be selected by the Board, the Committee and Officers from those key employees of the Company whose efforts are expected to contribute materially to the efforts and success of the Company. No employee will be a Participant until he or she has executed a Retention Agreement. No employee will at any time have the right to be selected as a Participant. Awards made under the Plan are not in lieu of any other benefits a Participant may be entitled to receive from the Company; provided, however, that any Retention
Agreement may provide that an Award will be reduced and offset, dollar per dollar, by any short term incentive and long term incentive cash payments earned during calendar year 2002.

         IV.  Administration

         The Plan will be administered by the Committee. The Committee, in its sole discretion, will determine eligibility for participation, and establish the
Award which may be earned by each Participant (which may be expressed in terms of dollar amount, percentage of salary or any other measurement).

         Except as otherwise expressly provided herein, full power and authority to construe, interpret, and administer the Plan will be vested in the Committee, including the power to amend or terminate the Plan as further described in
Article XIV. The Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion, it determines to be necessary or appropriate for the administration of, or the performance of its responsibilities under, the Plan. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.

         V.   Awards; Vesting

         The Company will execute a retention agreement (the "Agreement") that sets forth the terms and timing of the grant, vesting and payment of an Award.
Subject to the terms of the Agreement, an Award will be earned by and vested in a Participant based upon continued employment on each Vesting Date. Except as provided in the terms of the Agreement, Awards will be considered compensation for purposes of the Company's pension and welfare benefit plans, programs and arrangements.

         VI.  Payment of Awards

         Awards earned and vested will become payable as provided in the
Retention Agreement. Awards are solely based upon a Participant's continued
employment with the Company and will vest and become payable if the Participant is employed by the Company on the Vesting Date associated with such payment.

         VII. Termination of Employment

         (a)  In General.

              A Participant will be eligible to receive payment of his or her
Award or portion thereof so long as the Participant is employed by the Company on the Vesting Date associated with such payment.

         (b)  Death, Disability, Resignation with Good Reason or Termination by the Company Without Cause.

              In the event of a Participant's termination of employment with the
Company due to (i) death, (ii) Disability, (iii) the Participant's resignation with Good Reason, or (iv) termination by the Company without Cause prior to the vesting and/or payment of an Award, the balance of such Award will immediately vest in full and become payable as soon as practicable in a lump sum to the
Participant or to the Participant's Designated Beneficiary or, if there is none living, to the estate of the Participant.

         (c)  For Cause; Voluntary Termination Without Good Reason.

              In the event of a Participant's termination of employment with the
Company for any reason other than (i) death, (ii) Disability, (iii) the
Participant's resignation with Good Reason, or (iv) termination by the Company without Cause, the portion of any Award to the Participant not yet vested will be immediately forfeited.

         (d)  Repayment of Award.

              If, within ninety (90) days following the initial Vesting Date of
January 15, 2002, a Participant voluntarily terminates employment with the
Company (other than with Good Reason), or is terminated by the Company with
Cause, the Participant will be required to repay to the Company the portion of his or her Award received in connection with such initial Vesting Date.

         VIII. Non-Alienation of Benefits

         A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence will be null and void.

         IX.  No Claim or Right to Plan Participation

         No employee or other person will have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan will be construed as giving any employee any right to be retained in the employ of the Company.

         X.   Taxes

         The Company will deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

         XI.  Designation and Change of Beneficiary

         Each Participant may designate one or more persons as the Designated
Beneficiary who will be entitled to receive the amount, if any, payable under the Plan upon the death of the Participant. Such designation will be in writing to the Committee. A Participant may, from time to time, revoke or change his or her Designated Beneficiary without the consent of any prior Designated
Beneficiary by filing a written designation with the Committee. The last such designation received by the Committee will be controlling; provided, however, that no designation, or change or revocation thereof, will be effective unless received by the Committee prior to the Participant's death, and in no event will it be effective as of a date prior to such receipt.

         XII. Payments to Persons Other Than the Participant

         If the Committee finds that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its sole discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment will be a complete discharge of the liability of the Company therefor.

         XIII. No Liability of Board or Committee Members or Officers

         No member of the Board or the Committee or any Officer will be personally liable by reason of any contract or other instrument related to the
Plan executed by such Officer or by such member or on his or her behalf in his or her capacity as a member of the Board or the Committee, nor for any mistake of judgment made in good faith, and the Company will indemnify and hold harmless each employee, Officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

         XIV. Termination or Amendment of the Plan

         The Committee may amend, suspend or terminate the Plan at any time;
provided, however, the Plan may not be amended in any way to reduce the benefits payable hereunder to a Participant or otherwise to impair his or her ability to receive any amount due hereunder, without the prior written consent of the
Participant. The Plan will automatically terminate when all benefits payable hereunder have been paid.

         XV.  Establishment of Trust

         The Company's obligations under the Plan may be secured for one or more
Participants by the establishment of a trust for the benefit of one or more
Participants. Such Participants may be paid the Awards from the trust, but if the trust has insufficient funds, then the balance of the Awards will be paid by the Company.

         The Plan is not intended to be subject to the Employee Retirement
Income Security Act of 1974, as amended ("ERISA").

         XVI. Governing Law

         The terms of the Plan and all rights thereunder will be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws.

         XVII. Effective Date

         The effective date of the Plan is January 15, 2002.

                                      Kaiser Aluminum & Chemical Corporation

                                      By: /S/ John Barneson
                                      Title:___________________________